[Shearman & Sterling letterhead]




                               September 26, 1997

ARM Financial Group, Inc.
515 West Market Street
Louisville, KY 40202

Ladies and Gentlemen:

                  We have acted as counsel for ARM Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 4,028,640 shares (the "Shares") of Class A Convertible Common Stock, par value $.01 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the Company's Amended and Restated Stock Option Plan, as amended, and 1997 Equity Incentive Plan (each, a "Plan").

                  In so acting, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

                  The opinion expressed below is limited to the law of the State of New York, the General Corporation Law of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.

                  Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the relevant Plan and (b) paid for in full in accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable.

ARM Financial Group, Inc.                2                    September 26, 1997



                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             Shearman & Sterling
FG:BK